Exhibit 5.1

By email
22 November 2002 Greg Hammond Partner Direct Line (02)9296 2487
Telstra Corporation Limited 242 Exhibition Street Melbourne Victoria 3000

Dear Sirs

Telstra Corporation Limited ("Issuer")

Registration under the U.S. Securities Act of 1933 ("Act") of US$500,000,000 principal amount of debt securities ("Securities")

We refer to the Registration Statement on Form F-3 dated on or about the date of this opinion ("Registration Statement") in respect of which we have acted as your legal advisers in the Australian Capital Territory and the Commonwealth of Australia (together, the "Relevant Jurisdictions").

1. Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Securities:

  (a) the Registration Statement;
  (b) the Indenture (including the form of the Securities) entered into between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee, filed as an Exhibit to the Registration Statement ("Indenture");
  (c) the constitution of the Issuer;
  (d) resolutions of the board of directors of the Issuer held on 13 September 2000 authorising, among other things, the execution and filing of the Registration Statement (Form F-3) filed on 17 November 2000 ("Original Registration Statement");
  (e) an extract of the minutes evidencing resolutions of the board of directors of the Issuer held on 27 August 2002 authorising, among other things, the execution and filing of the Registration Statement; and
  (f) such other documents as we have considered necessary or desirable to give this opinion.

2. Assumptions

We have assumed:

  (a) the authenticity of all signatures, seals, duty stamps and markings;
  (b) the completeness, and conformity to originals, of all documents submitted to us;
  (c) that all authorisations specified above are and remain in full force and effect. In particular that:
    (i) the meetings of the board of directors referred to above were properly convened;
    (ii) all directors who attended and voted were entitled to do so;
    (iii) the resolutions referred to above were properly passed;
    (iv) the directors have properly performed their duties and all provisions relating to the declaration of directors' interests or the power of interested directors to vote were duly observed.
  (d) the accuracy of the contents of all authorisations specified above;
  (e) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;
  (f) that the Commissioner of Taxation (or any other authority having the power to do so) will not give a notice or direction under section 218 or section 255 of the Income Tax Assessment Act 1936, section 260-5 of the Taxation Administration Act 1953 of Australia or analogous provisions in other legislation of the Relevant Jurisdictions, requiring the Issuer to deduct from sums payable by it to a person under the Indenture or the Securities an amount of Australian tax payable by the payee. It is unlikely that the Commissioner of Taxation would give a direction unless the amount of tax was in dispute or the payee had failed to pay tax payable by it;
  (g) that the Issuer will not issue the Securities in the capacity of a trustee of any trust or settlement;
  (h) that no transaction in connection with the Indenture or the Securities will constitute an insolvent transaction or an unfair loan within the meaning of sections 588FC or 588FD respectively of the Corporations Act of 2001 of Australia ("Corporations Act");
  (i) that any arrangements in relation to the issue of the Securities between the Issuer and any other person which is a related party of the Issuer for the purposes of Chapter 2E of the Corporations Act will be no more favourable to the related party than would be the case if the arrangements were entered into at arm's length;
  (j) that no person has been, or will be, engaged in conduct that is dishonest, misleading or deceptive or likely to mislead or deceive; and
  (k) that the Registration Statement may be used in connection with US$750,000,000 of debt securities registered under the Original Registration Statement.

We have not taken any steps to verify these assumptions. However, we note that third parties dealing with the Issuer may, by virtue of section 129 of the Corporations Act, assume:

  (A) that the Issuer's constitution has been complied with; and
  (B) that the directors of the Issuer have properly performed their duties to the Issuer,

unless they knew or suspected that the assumptions were incorrect.

3. Searches

We have relied on an inspection of the public records (which are not necessarily complete or up-to-date) of the Issuer on microfilm or in extract which are available to the public at the offices of the Australian Securities and Investments Commission in Sydney no earlier than 9am local time on 22 November 2002. We have not made any other searches.

4. Opinion

On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

  (a) the Issuer is incorporated and validly existing under the laws of the Commonwealth of Australia and is capable of suing and being sued in its corporate name;
  (b) the Issuer has:
    (i) the corporate power and capacity to execute and file the Registration Statement and to observe and perform its obligations under it; and
    (ii) taken all corporate action required on its part to authorise the execution and delivery of the Registration Statement;
  (c) when:
    (i) the Registration Statement has become effective under the Act;
    (ii) the terms of each series of the Securities and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or the breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer; and
    (iii) the Securities have been duly executed and authenticated in accordance with the Indenture and have been issued and sold as contemplated in the Registration Statement,

  the Securities will be duly issued and will constitute valid and legally binding obligations of the Issuer under the laws of the Relevant Jurisdictions;

  (d) the execution and filing by the Issuer of the Registration Statement and the observance of its obligations under it will not contravene:
    (i) any law in force in the Relevant Jurisdictions; or
    (ii) its constitution; and
  (e) each authorisation necessary under the laws in force in the Relevant Jurisdictions for the Issuer to execute and file the Registration Statement and observe obligations under it has been obtained.

5. Qualifications

This opinion is subject to the following qualifications:

  (a) the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction, fraudulent transfer or moratoria), certain equitable remedies and defences generally affecting creditors' rights;
  (b) a creditor's rights may be affected by a specific court order obtained under laws and defences generally affecting creditors' rights;
  (c) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions;
  (d) an obligation to pay an amount may be unenforceable if the amount is held to constitute a penalty;
  (e) a provision that a statement, opinion, determination or other matter is final and conclusive does not necessarily prevent judicial enquiry into the merits of a claim by an aggrieved party;
  (f) the laws of the Relevant Jurisdictions may require that discretions are exercised reasonably and that opinions are based on reasonable grounds;
  (g) the question whether a provision of a document which is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in the Relevant Jurisdictions;
  (h) an indemnity for legal costs may be unenforceable;
  (i) we express no opinion on any provision in any document precluding oral amendments or waivers;
  (j) it is not clearly established whether a judgment would be given by a court in the Relevant Jurisdictions in any currency other than Australian dollars, although we believe it likely;
  (k) a currency indemnity contained in any document may be unenforceable if it is contrary to public policy in the Relevant Jurisdictions. We are not aware of any reason why a currency indemnity should be contrary to public policy as at the date of this opinion;
  (l) the Banking (Foreign Exchange) Regulations and other regulations in Australia restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to United Nations sanctions or associated with terrorism;
  (m) a payment made under mistake may be liable to restitution.

In addition, it should be understood that we have not been responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it. Furthermore, we express no opinion as to whether the Registration Statement contains all the information required by the applicable securities laws of the United States or whether the persons responsible for the Registration Statement under those laws have discharged their obligations under those laws.

6. Benefit

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Validity of Debt Securities" and "Limitations on Enforcement of Civil Liabilities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Act.

This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00am local time on the date of this letter, is strictly limited to the matters stated in it, does not apply by implication to other matters and is given on the basis that it will be construed in accordance with the laws of the Australian Capital Territory. We express no opinion about the laws of any other jurisdiction or factual matters.

Yours faithfully

/s/ Mallesons Stephen Jaques